SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

Delta Mutual, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

111 North Branch Street, Sellersville, Pennsylvania	18960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 3, 2008, the Company’s Board of Directors, after discussion with the Company’s independent auditors, concluded that our previously issued (audited) consolidated financial statements for the year ending December 31, 2007, included in our First Amendment to our Current Report on Form 8-K, reflecting the acquisition on March 4, 2008 of Altony S.A., as filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2008; and interim period unaudited statements for our 2008 fiscal year to and including the unaudited statements for the period ended June 30, 2008, should no longer be relied upon because of errors in such financial statements. The resulting changes will require restatement of our financial statements for such periods and will most likely be material. The errors that will require the restatement of the audited financial statements included in our Current Report on Form 8-K/A, reflecting the acquisition on March 4, 2008 of Altony S.A., as filed with the Commission on August 20, 2008 and our Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2008 and June 30, 2008 were due to an error in the treatment of the reverse acquisition of the Company by Altony, S.A., which became effective on March 4, 2008. For accounting purposes, the transaction was treated as a recapitalization of the Company as of January 1, 2007, with Altony S.A. as the acquirer. The consolidation should not have taken place until March 4, 2008. The financial statements of Altony S.A. as of December 31, 2007 will be restated to reflect the effective date of the acquisition as of March 4, 2008, and filed in a second Amended Current Report on Form 8-K and amended Quarterly Reports for the periods ended March 31 and June 30, 2008.

The restatements will not affect the Company’s previously issued (audited) consolidated financial statements for the years ended December 31, 2007 and 2006 included in our annual report on Form 10-KSB as filed with the Commission on April 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Mutual, Inc.

Date: December 4, 2008	By:	/s/ Malcolm W. Sherman
Malcolm W. Sherman Executive Vice President and Principal Executive Officer